CONTACT:	Patricia S. Betance Assistant Secretary

TELEPHONE:	310/638-2842	FOR IMMEDIATE RELEASE

	NASDAQ/NMS-ARDNA	SOUTHERN CALIFORNIA

Arden Group, Inc. Authorizes Stock Repurchase

LOS ANGELES, CA March 19, 2007 – Arden Group, Inc. (Nasdaq-ARDNA) announced that on March 13, 2007, the Board of Directors of the Arden Group, Inc. authorized the purchase by the Company of up to 200,000 shares of its Class A Common Stock from time to time in open market or privately negotiated transactions. This is in addition to the 22,904 shares remaining under prior repurchase authorizations.

Arden Group, Inc. is the parent company of Gelson’s Markets which operates 18 full-service supermarkets in Southern California carrying both perishable and grocery products.